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As filed with the Securities and Exchange Commission on May 3, 2004.

Registration No. 333-111491

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Assured Guaranty Ltd.
(Formerly AGC Holdings Limited)
(Exact name of Registrant as specified in its charter)

Bermuda	6351	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

30 Woodbourne Avenue
Hamilton HM08 Bermuda
Telephone: (441) 296-4004
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

James M. Michener Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM08 Bermuda (441) 296-4004	Peter N. Mear ACE Limited ACE Global Headquarters 17 Woodbourne Avenue Hamilton HM08 Bermuda (441) 295-5200	Edward S. Best Mayer, Brown, Rowe & Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 (312) 782-0600	Michael Groll LeBoeuf, Lamb, Greene & MacRae, L.L.P. 125 West 55th Street New York, NY 10019-5389 (212) 424-8000

        Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-111491) of Assured Guaranty Ltd. is filed pursuant to Rule 462(d) solely to add certain exhibits not previously filed with respect to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  Exhibits

Exhibit Number	Description of Document
1.1	Underwriting Agreement**
3.1	Certificate of Incorporation and Memorandum of Association of the Registrant**
3.2	Bye-laws of the Registrant
4.1	Specimen Common Share Certificate**
5.1	Opinion of Conyers Dill & Pearman**
10.1	Employment Agreement with Dominic J. Frederico
10.2	Employment Agreement with Michael J. Schozer
10.3	Employment Agreement with Pierre A. Samson
10.4	Employment Agreement with James M. Michener
10.5	Employment Agreement with Robert B. Mills
10.6	[Reserved]
10.7	Form of 2004 Long-Term Incentive Plan**
10.8	Master Separation Agreement
10.9	Transition Services Agreement
10.10	Registration Rights Agreement
10.11	Tax Allocation Agreement
10.12	Modification Agreement to Services Agreement with ACE Financial Services Inc.**
10.13	Amended and Restated Services Agreement with ACE American Insurance Company**
10.14	Employee Leasing Agreement with ACE American Insurance Company**
10.15	Services Agreement with ACE Asset Management Inc.**
10.16	Management and Accounting Services Agreement with ACE Financial Solutions International, Ltd.**
10.17	Services Agreement with ACE Financial Solutions International, Ltd. (Japan Branch)**
10.18	Investment Advisory Services Agreement between ACE Asset Management Inc. and Assured Guaranty Corp.**
10.19	Investment Advisory Services Agreement between ACE Asset Management Inc. and Assured Guaranty Re International Ltd.**
10.20	Investment Advisory Services Agreement between ACE Asset Management Inc. and Assured Guaranty Mortgage Insurance Company**

10.21	Investment Advisory Services Agreement between ACE Asset Management Inc. and ACE Capital Title Reinsurance Company**
10.22	Credit Agreement with ABN AMRO Bank NV as Administrative Agent (filed as Exhibit 10.20 to Amendment No. 1)**
10.23	Credit Agreement with Deutsche Bank AG, as Agent, as amended (filed as Exhibit 10.21 to Amendment No. 1)**
10.24	Credit Agreement, dated as of April 29, 2004, among, Assured Guaranty Ltd., Assured Guaranty Corp., Assured Guaranty (UK) Ltd., the banks party thereto, and ABN AMRO Bank N.V., as Administrative Agent
10.25	[Reserved]
10.26	Stock Purchase Agreement between Assured Guaranty Re Overseas Ltd. and ACE Bermuda Insurance Ltd.**
10.27	Whole Account Excess of Loss Reinsurance Agreement between Assured Guaranty Corp. and ACE Bermuda Insurance Ltd.**
10.28	Per Contract Excess of Loss Reinsurance Agreement between Assured Guaranty Re International Ltd. and ACE Bermuda Insurance Ltd.**
10.29	Retrocession Agreement between Assured Guaranty Re Overseas Ltd. and ACE American Insurance Company**
10.30	Amended and Restated Guaranty by Assured Guaranty Re Overseas Ltd. in favor of ACE Capital Title Reinsurance Company**
10.31	Guaranty by Assured Guaranty Re International Ltd. in favor of Assured Guaranty Re Overseas Ltd.**
10.32	Guaranty by Assured Guaranty Re Overseas Ltd. in favor of Assured Guaranty Mortgage Insurance Company**
10.33	Automobile Residual Value Insurance Policy between ACE Bermuda Insurance Ltd. and Assured Guaranty Re International Ltd.**
10.34	Retrocessional Memorandum between ACE Bermuda Insurance Ltd. and Assured Guaranty Re International Ltd.**
10.35	Quota Share Reinsurance Agreement between Assured Guaranty Re Overseas Ltd. and JCJ Insurance Company**
10.36	Reinsurance Agreement between Westchester Fire Insurance Company and Assured Guaranty Re Overseas Ltd.**
10.37	Quota Share Retrocession Agreement between Assured Guaranty Re Overseas Ltd. and ACE INA Overseas Insurance Company Ltd.**
10.38	Quota Share Retrocession Agreement between Assured Guaranty Re Overseas Ltd. and ACE American Insurance Company**
10.39	Termination Agreement between Assured Guaranty Re Overseas Ltd. and ACE INA Overseas Insurance Company Ltd.**
10.40	Amended and Restated Termination Agreement between ACE Bermuda Insurance Ltd. and Assured Guaranty Re International Ltd.**
10.41	Assignment and Indemnification Agreement between Assured Guaranty Re Overseas Ltd. and ACE INA Overseas Insurance Company Ltd.**

10.42	Per Policy Excess of Loss Second Retrocession Agreement between Assured Guaranty Re International Ltd. and ACE Bermuda Insurance Ltd.**
10.43	Novation and Amendment Agreement between Assured Guaranty Re Overseas Ltd., Assured Guaranty Re International Ltd. and ACE European Markets Insurance Ltd.**
10.44	Termination Agreement between ACE European Markets Insurance Ltd. and Assured Guaranty Re Overseas Ltd.**
10.45	UK Title Quota Share Reinsurance Agreement between ACE European Markets Insurance Ltd. and Assured Guaranty Re International Ltd.**
10.46	UK Title Quota Share Reinsurance Agreement between ACE European Markets Insurance Ltd. and Assured Guaranty Re Overseas Ltd.**
10.47	Commutation and Settlement Agreement between ACE Bermuda Insurance Ltd. and Assured Guaranty Corp.**
10.48	Commutation and Settlement Agreement between ACE Bermuda Insurance Ltd. and Assured Guaranty Re International Ltd.**
10.49	Aggregate Loss Portfolio Reinsurance Agreement between Commercial Guaranty Assurance, Ltd. and Assured Guaranty Re Overseas Ltd.**
10.50	Form of Quota Share Retrocession Agreement between Assured Guaranty Re Overseas Ltd. and ACE American Insurance Company**
10.51	Form of Quota Share Retrocession Agreement between Assured Guaranty Corp. and ACE American Insurance Company**
10.52	Form of Quota Share Retrocession Agreement between Assured Guaranty Re Overseas Ltd. and ACE INA Overseas Insurance Company Ltd.**
10.53	Form of Commutation Agreement between Assured Guaranty Re Overseas Ltd and Westchester Fire Insurance Company**
10.54	Form of Quota Share Retrocession Agreement between Assured Guaranty Re International Ltd. and ACE Bermuda Insurance Ltd.**
10.55	Form of Assignment and Termination Agreement between Assured Guaranty Re International Ltd., ACE Capital Title Reinsurance Company and ACE Bermuda Insurance Ltd.**
10.56	Form of Assignment Agreement between Assured Guaranty Re International Ltd., ACE Bermuda Insurance Ltd. and ACE Capital Title Reinsurance Company.**
10.57
Form of Assignment and Assumption Agreement among Assured Guaranty Re Overseas Ltd., ACE Capital Title Reinsurance Company and ACE Bermuda Insurance Ltd. of Amended and Restated Guaranty by Assured Guaranty Re Overseas Ltd. in favor of ACE Capital Title Reinsurance Company**
10.58	Assured Guaranty Ltd. Replacement Award Plan**
10.59	Assured Guaranty Ltd. Supplemental Trust**
21.1	Subsidiaries of the registrant**
23.1	Consent of PricewaterhouseCoopers LLP**
23.2	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1)**
23.3	Consent of Mayer, Brown, Rowe & Maw LLP**
23.4	Consent of Fitzwilliam, Stone & Alcazar**

24.1	Power of Attorney of Donald Kramer**
24.2	Power of Attorney of Brian Duperreault**
24.3	Power of Attorney of Evan G. Greenberg**
24.4	Power of Attorney of Neil Baron
24.5	Power of Attorney of G. Lawrence Buhl
24.6	Power of Attorney of Stephen A. Cozen
24.7	Power of Attorney of John G. Heimann
24.8	Power of Attorney of Patrick W. Kenny
24.9	Power of Attorney of Walter A. Scott
99.1	Consent of G. Lawrence Buhl**
99.2	Consent of Stephen A. Cozen**
99.3	Consent of John G. Heimann**
99.4	Consent of Patrick Kenny**
99.5	Consent of Walter A. Scott**
99.6	Consent of Neil Baron**
99.7	Form F-N**
99.8	Audit Committee Charter**
99.9	Compensation Committee Charter**
99.10	Nomination and Governance Committee Charter**
99.11	Finance Committee Charter**

**
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 3rd day of May, 2004.

ASSURED GUARANTY LTD.
By:	/s/ DOMINIC J. FREDERICO
	Name:	Dominic J. Frederico
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Position	Date

* Donald Kramer	Chairman of the Board; Director	May 3, 2004
/s/ DOMINIC J. FREDERICO Dominic J. Frederico	President and Chief Executive Officer; Director	May 3, 2004
/s/ ROBERT MILLS Robert Mills	Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2004
* Neil Baron	Director	May 3 2004
* G. Lawrence Buhl	Director	May 3, 2004
* Stephen A. Cozen	Director	May 3, 2004

* John G. Heimann	Director	May 3, 2004
* Patrick W. Kenny	Director	May 3, 2004
* Walter A. Scott	Director	May 3, 2004
/s/ DOMINIC J. FREDERICO Dominic J. Frederico	Authorized representative in the United States	May 3, 2004
*
Robert Mills, by signing his name hereto, does hereby sign on behalf of each of the above-named directors of the Registrant pursuant to powers of attorney duly executed by such persons.
*By:	/s/ ROBERT MILLS Robert Mills Attorney-in-Fact

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES